UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 27, 2012

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd.

Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of March 27, 2012, Peach Re, Inc. (“Peach Re”), a newly formed, wholly owned indirect subsidiary of Primerica, Inc. (the “Company”), entered into a Credit Facility Agreement (the “Credit Facility Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”). Under the Credit Facility Agreement, effective as of March 31, 2012, Deutsche Bank issued an approximately 14-year letter of credit (the “LOC”) in the initial amount of $450 million for the benefit of Primerica Life Insurance Company (“PLIC”), the direct parent of Peach Re. Subject to certain conditions, the amount of the LOC will be periodically increased up to a maximum amount of $510 million in 2014. The LOC was issued to support certain obligations of Peach Re for a portion of reserves related to level premium term life insurance policies reinsured by Peach Re from PLIC under a coinsurance agreement, effective as of March 31, 2012. The average estimated annual expense of the LOC under generally accepted accounting principles is $3 million, after tax.

Pursuant to the terms of the Credit Facility Agreement, in the event amounts are drawn under the LOC by PLIC, Peach Re will be obligated, subject to certain limited conditions, to reimburse Deutsche Bank for the amount of any draw and interest thereon. The Credit Facility Agreement is “non-recourse” to the Company and PLIC, meaning that neither is liable to reimburse Deutsche Bank for any drawn amounts or interest thereon. Pursuant to the terms of a letter agreement with Deutsche Bank, the Company has agreed to guarantee the payment of fees to Deutsche Bank under the Credit Facility Agreement. Pursuant to the Credit Facility Agreement, Peach Re has collateralized its obligations to Deutsche Bank by granting it a security interest in all of its assets with the exception of amounts held in a special account established to meet minimum asset thresholds required by state regulatory authorities. In connection with the transactions contemplated by the coinsurance agreement and the Credit Facility Agreement, PLIC received regulatory approval for an extraordinary dividend to the Company of approximately $150 million. PLIC currently has no additional dividend capacity without prior regulatory approval.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated April 2, 2012 – Primerica Announces Closing of Redundant Reserve Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 2, 2012 – Primerica Announces Closing of Redundant Reserve Financing